PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-92161
(To Prospectus dated February 17, 2006)                          333-95805
                                                Filed Pursuant to Rule 424(b)(3)


                          [PHARMACEUTICAL HOLDRS logo]


                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

          This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

          The share amounts specified in the table in the "Highlights of Pharmaceutical HOLDRS" section of the base prospectus shall be replaced with the following:

                                                             Share         Primary
                      Name of Company            Ticker     Amounts    Trading Market
           ----------------------------------- ---------- ----------- ----------------
           Abbott Laboratories                    ABT         14            NYSE
           Allergan, Inc.                         AGN          1            NYSE
           Andrx Corporation-Andrx Group          ADRX         2           NASDAQ
           Advanced Medical Optics, Inc.          AVO      0.222222         NYSE
           Biovail Corporation                    BVF          4            NYSE
           Bristol-Myers Squibb Company           BMY         18            NYSE
           Eli Lilly & Company                    LLY         10            NYSE
           Forest Laboratories, Inc.              FRX          4            NYSE
           Hospira, Inc.                          HSP         1.4           NYSE
           Johnson & Johnson                      JNJ         26            NYSE
           King Pharmaceuticals, Inc.              KG        4.25           NYSE
           Medco Health Solutions                 MHS       2.6532          NYSE
           Merck & Co., Inc.                      MRK         22            NYSE
           Mylan Laboratories, Inc.               MYL        2.25           NYSE
           Pfizer Inc.                            PFE         58            NYSE
           Schering-Plough Corporation            SGP         14            NYSE
           Valeant Pharmaceuticals                VRX          1            NYSE
           Watson Pharmaceuticals, Inc.           WPI          1            NYSE
           Wyeth                                  WYE         12            NYSE
           Zimmer Holdings, Inc.                  ZMH         1.8           NYSE

          The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.